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                                                                     Exhibit 4.3
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                                MATRITECH, INC.

                     NON-QUALIFIED STOCK OPTION AGREEMENT
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   Matritech, Inc., a Delaware corporation (the "Company"), hereby grants as of the _______ to __________(the "Optionee"), an option to purchase a maximum of _______ shares of its Common Stock, $.01 par value, at the price of $________ PER SHARE, on the following terms and conditions:

   1.  GRANT UNDER 1992 STOCK PLAN.  This option is granted pursuant to and is
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governed by the Company's 1992 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

   2.  GRANT AS NON-QUALIFIED OPTION; OTHER OPTIONS.  This option shall be
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treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option), and the Board of Directors will take appropriate action, if necessary, to achieve this result. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

   3.  VESTING.  This option shall vest as set forth below:
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On or after ___________, 199__               ____________ shares

On or after ___________, 199__               An additional ____________ shares

On or after ___________, 200__               An additional ____________ shares

On or after ___________, 200__               An additional ____________ shares.

The foregoing rights are cumulative and may be exercised on or before __________ the expiration date of this option. All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company or dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Company.

   4.  TERMINATION OF BUSINESS RELATIONSHIP.  In the event the Optionee ceases
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to maintain a business relationship with the Company for any reason other than death or permanent disability, any then unexercised portion of this option shall, to the extent not then vested, immediately terminate and become void; any portion of this option which is then vested but has not been exercised at the time the Optionee so ceases to be affiliated with the Company may be exercised, to the extent it is then vested, by the Optionee within 60 days of the date the Optionee ceased to be affiliated with the Company; and all options shall terminate after such 60 days have expired.

   5.  DEATH.  If the Optionee is dissolved, liquidated, becomes insolvent or
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enters into a merger or acquisition with respect to which such optionee is not the surviving entity at the time when such entity is involved in a Business Relationship with the Company, this Optionee shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this optionee was properly exercised before such dissolution or other event.

   6.  PARTIAL EXERCISE.  Exercise of this option up to the extent above stated
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may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share
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(or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

   7.  PAYMENT OF PRICE.  The option price is payable in United States dollars
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and may be paid in cash or by check, or any combination of the foregoing, equal in amount to the option price. The Committee, in its sole discretion, may permit the option price to be paid by delivery of previously held shares of the Company's Common Stock having an aggregate fair market value (as determined pursuant to the Plan) equal as of the date of exercise to the option price, by delivery of the Optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or by any combination of the foregoing, equal in amount to the option price.

   8.  METHOD OF EXERCISING OPTION.  Subject to the terms and conditions of this
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Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

   9.  OPTION NOT TRANSFERABLE.  This option is not transferable or assignable
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except by will or by the laws of descent and distribution.  During the
Optionee's lifetime only the Optionee can exercise this option.

   10. NO OBLIGATION TO EXERCISE OPTION.  The grant and acceptance of this
       --------------------------------
option imposes no obligation on the Optionee to exercise it.

   11. NO OBLIGATION TO CONTINUE BUSINESS RELATIONSHIP.  The Company and any
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Related Corporations are not by the Plan or this option obligated to continue to maintain a Business Relationship with the Optionee.

   12. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.  The Optionee shall have no
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rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

   13. CAPITAL CHANGES AND BUSINESS SUCCESSIONS.  It is the purpose of this
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option to encourage the Optionee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

   14. WITHHOLDING TAXES.  The Optionee hereby agrees that the Company may
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withhold from the Optionee the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such payments, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The
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Optionee further agrees that, if the Company does not withhold an amount from payments to the Optionee sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.

   15. PROVISION OF DOCUMENTATION TO OPTIONEE.  By signing this Agreement the
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Optionee acknowledges receipt of a copy of this Agreement and a copy of the
Company's 1992 Stock Plan.

   16. GOVERNING LAW.  This Agreement shall be governed by and interpreted in
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accordance with the internal laws of the State of Delaware.

   IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed.


_____________________________       MATRITECH, INC.
OPTIONEE:

                                    By:___________________________

____________________________        Title:__________________________
Street Address

____________________________
City        State   Zip Code